UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2023

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Florida	000-29461	90-0473054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy

Chief Executive Officer

14497 N. Dale Mabry Hwy.

Suite 209N

Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, Preferred Series A, Preferred Series B	SFRX	OTC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into a Loan Agreement

On December 8, 2023, Seafarer Exploration Corp. (“Seafarer”), entered into and loan agreement (the “Loan Agreement”) in the principal amount of up to $1 million (the “Loan”) with an individual lender who is not an officer or director of the Company (the “Lender”). The Loan Agreement is dated November 10, 2023, however a signed copy of the Loan Agreement was not received from the Lender until December 6, 2023 and the Company executed the Loan Agreement on December 8, 2023.

The Lender agreed to advance $500,000 to the Company prior to execution of the Loan Agreement (the “First Loan Funding) and up to an additional $500,000 (the “Second Loan Funding”) upon written request of the Company’s CEO (total maximum loan amount $1 million). The First Loan Funding of $500,000 was advanced to the Company on November 22, 2023.

The Company agreed to repay the actual loan balance plus accrued interest on the one year anniversary dates (the “Anniversary Dates”) of from the receipt of the First Loan Funding and the Second Loan Funding. If the Company pays off the Loan balance earlier than the Anniversary Dates then there is no prepayment penalty.

The Loan is unsecured and pays interest at a rate of 6% per annum. The Lender received a one time loan origination fee of 20,000,000 shares of the Company’s common stock.

The Lender agreed that no shareholder, officer, director, employee, advisor, consultant, or affiliate of the Company is liable for any amounts due or payable pursuant to the Loan Agreement. The Company has not paid any commissions or finder’s fees and does not owe any amounts to any third party for securing the Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Loan Agreement dated November 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

*	In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the Agreement have been redacted. The Company will provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: December 8th, 2023	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: President, Chief Executive Officer and Chairman of the Board